Execution Version
SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made and entered into as of September 19, 2023, is by and between MidWestOne Financial Group, Inc. a corporation organized under the laws of the State of Iowa (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Bank”).
RECITALS
1.    The Bank and the Borrower entered into a Credit Agreement dated as of June 7, 2022, as amended by that certain First Amendment to Credit Agreement dated as of September 30, 2022 (as amended, the “Credit Agreement”); and
2.    The Borrower desires to amend certain provisions of the Credit Agreement, and the Bank has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:
Section 1.Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.
Section 2.Amendments. The Credit Agreement is hereby amended as follows:
2.1Section 1.1 – Defined Terms. Section 1.1 of the Credit Agreement is amended by amending the definitions of “Monthly Reset Term SOFR Rate” and “Revolving Loan Maturity Date” in their respective entireties, to read as follows:
“Monthly Reset Term SOFR Rate”: Means the greater of (a) zero and (b) the one-month forward-looking term rate based on SOFR quoted by the Bank from the Term SOFR Administrator’s Website (or other commercially available source providing such quotations as may be selected by the Bank from time to time), which shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the Rate Adjustment Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and reset monthly on each Rate Adjustment Date; provided that if the Term SOFR rate is not published on such New York Banking Day due to a holiday or other circumstance that the Bank deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate last published prior to such new York Banking Day.
“Revolving Loan Maturity Date”: September 30, 2024.
Section 1.1 of the Credit Agreement is further amended by deleting the definitions of “Change” and “Payment Date” as each appears therein.

2.2Section 2.4 – Interest Rate. Clause (a) of Section 2.4 of the Credit Agreement is amended in its entirety to read as follows:
(a)Interest Rate on the Loans. Interest on each Loan hereunder shall accrue at an annual rate equal to the Applicable Margin plus the Monthly Reset Term SOFR Rate. If the initial Revolving Loan or the Term Loan Advance under this Agreement occurs other than on the Rate Adjustment Date, the initial one-month Term SOFR rate in effect two New York Banking Days prior to the later of (a) the immediately preceding Rate Adjustment Date and (b) the Closing Date, which rate plus the percentage described above shall be in effect until the next Rate Adjustment Date. If Term SOFR is replacing a different rate index for an existing facility, and if such replacement becomes effective on a date other than the Rate Adjustment Date, the initial one-month Term SOFR rate hereunder shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the effective date of such replacement, which rate plus the percentage described above shall be in effect until the next Rate Adjustment Date. The Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.
2.3Section 2.5 – Payment of the Loans. Section 2.5 of the Credit Agreement is amended in its entirety to read as follows:
Section 2.5.    Payment of the Loans. Interest and principal upon the Loans shall be paid as follows:

(a)Payment of Interest. Interest on the Revolving Loans is payable beginning June 30, 2022 and on the same date of each third month thereafter, plus a final interest payment with the final payment of principal; provided that interest under Section 2.4(b) shall be payable on demand. Interest on the Term Loans is payable beginning September 30, 2022 and on the same date of each third month thereafter, plus a final interest payment with the final payment of principal; provided that interest under Section 2.4(b) shall be payable on demand.
(b)    Payment of Principal. Principal of the Revolving Loan shall be paid on the Revolving Loan Termination Date. Principal on the Term Loan shall be paid in installments each equal to the amount of the Term Loan Advance divided by 20, beginning on September 30, 2022 and on the same date of each third month thereafter, plus a final payment equal to all unpaid principal on the Term Loan Termination Date.

2.4Section 2.7 – Computations. Section 2.7 of the Credit Agreement is amended in its entirety to read as follows:
Section 2.7.    Computations. Interest on the Loans and the Revolving Commitment Fees shall be computed on the basis of actual days elapsed on the basis of a 360-day year.

2.5Section 2.10 – Increased Costs. Section 2.10 of the Credit Agreement is amended in its entirety to read as follows:
Section 2.10.    Increased Costs; Capital Requirements. If there shall occur any Change in Law which shall have the effect of imposing on Bank (or Bank’s holding company) any increase or expansion of or any new: tax (excluding taxes on its overall income and franchise taxes), charge, fee, assessment or deduction of any kind whatsoever, or reserve, capital adequacy, special deposits or similar requirements against credit extended by, assets of, or deposits with or for the account of Bank or other conditions affecting the extensions of credit under this Agreement; then Borrower shall pay to Bank such additional amount as Bank deems necessary to compensate Bank for any increased cost to Bank attributable to the extension(s) of credit under this Agreement and/or for any reduction in the rate of return on Bank’s capital and/or Bank’s revenue attributable to such extension(s) of credit. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. Bank’s determination of the additional amount(s) due under this paragraph shall be binding in the absence of manifest error, and such amount(s) shall be payable within 15 days of demand and, if recurring, as otherwise billed by Bank. Failure or delay on the part of Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Bank’s right to demand such compensation.

2.6Section 2.11 – Capital Adequacy. Section 2.11 of the Credit Agreement is deleted in its entirety.
2.7Section 4.3 – No Conflict or Default; Sanctions and Anti-Corruption Laws. Section 4.3 of the Credit Agreement is amended in its entirety to read as follows:
Section 4.3.    No Conflict; No Default; Sanctions and Anti-Corruption Laws. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of the Articles of Incorporation or Bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. No Event of Default exists or would result from the incurrence by the Borrower of any Indebtedness hereunder or under any other Loan Document. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award in any case in which the consequences of such default or violation could reasonably be expected to constitute a Material Adverse Occurrence, or in violation or breach of any indenture, loan or credit agreement or other agreement, lease or instrument involving an obligation of the Borrower in excess of $100,000. The Borrower, its Subsidiaries and their respective directors, officers, and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and all applicable Sanctions in all material respects. The Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any of its Subsidiaries or any director, officer, employee, agent, or affiliate of the Borrower or any of its Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (a) the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine). The Borrower and its Subsidiaries have all permits, licenses and approvals required by such laws, copies of which have been provided to the Bank. The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act. Neither the making of the Loans nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.
Section 3.Effectiveness of Amendments. The amendments and waiver in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:
3.1This Amendment duly executed by the Borrower.
3.2A certificate of an officer of the Borrower dated as of the date of this Amendment and certifying as to the following:
(a)The Borrower’s Resolutions of the Board of Directors (the “Resolutions”), a copy of which was attached to a Secretary’s Certificate of the Company dated June 7, 2022 (the “Existing Secretary’s Certificate”), remain in full force and effect, are sufficient to authorize this Amendment by the Borrower and its execution and delivery by officers of the Borrower, and there has been no change in or revocation of the authority granted to the officers of the Borrower therein.
(b)The incumbency, names, titles, and signatures of the Borrower’s officers authorized to execute this Amendment.
(c)There has been no amendment to the Borrower’s articles of incorporation or bylaws since true and accurate copies thereof were delivered to the Bank with the Existing Secretary’s Certificate.
3.3A good standing certificate from the Secretary of State of the State of Iowa dated not more than 30 days prior to the date of this Amendment.
3.4The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents (as defined below).

Section 4.Representations, Warranties, Authority, No Adverse Claim.
4.1Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Credit Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date that the Bank has not waived.
4.2Authority, No Conflict, No Consent Required, Enforceability. The Borrower represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and all other agreements and documents (collectively, the “Amendment Documents”) executed and delivered by the Borrower in connection therewith by proper corporate action, and none of the Amendment Documents and the agreements therein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Borrower is a party or a signatory, any provision of the Borrower’s articles of incorporation or bylaws, or any other agreement or requirement of law, or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those that the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank. The Borrower represents and warrants that the Amendment Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.
4.3No Adverse Claim. The Borrower warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Borrower a basis to assert a defense, offset, or counterclaim to any claim of the Bank with respect to the Obligations.
Section 5.Affirmation of Credit Agreement, Further References. The Bank and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended to refer to the Credit Agreement as amended by this Amendment.
Section 6.Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 7.Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument, or transaction contemplated thereby or relating thereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Amendment, the other Amendment Documents, or any other statement, instrument or transaction contemplated thereby or relating thereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents, or any other statement, instrument or transaction contemplated thereby or relating thereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.
Section 8.Successors. The Amendment Documents shall be binding upon the Borrower, the Bank, and their respective successors and assigns and shall inure to the benefit of the Borrower, the Bank, and the Bank’s successors and assigns.
Section 9.Legal Expenses. As provided in Section 8.2 of the Credit Agreement, the Borrower shall pay or reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Bank, including filing and recording costs and fees, charges and disbursements of outside counsel to the Bank and/or the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection, and enforcement of the Amendment Documents and all other documents negotiated, prepared, and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Bank harmless from all liability for any stamp or other taxes that may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.
Section 10.Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.
Section 11.Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.
Section 12.Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES, AND THEIR AFFILIATES.
Section 13.Acknowledgement and Release. IN ORDER TO INDUCE THE BANK TO ENTER INTO THIS AMENDMENT, THE BORROWER: (A) REPRESENTS AND WARRANTS TO THE BANK THAT NO EVENTS HAVE TAKEN PLACE AND NO CIRCUMSTANCES EXIST AT THE DATE HEREOF WHICH WOULD GIVE THE BORROWER THE RIGHT TO ASSERT A DEFENSE, OFFSET OR COUNTERCLAIM TO ANY CLAIM BY THE BANK FOR PAYMENT OF THE OBLIGATIONS; AND (B) HEREBY RELEASES AND FOREVER DISCHARGES THE BANK AND ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND PARTICIPANTS FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, PROCEEDINGS, DEBTS, SUMS OF MONEY, COVENANTS, CONTRACTS,

CONTROVERSIES, CLAIMS AND DEMANDS, AT LAW OR IN EQUITY, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST THE BANK OR ANY OF ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR PARTICIPANTS BY VIRTUE OF THEIR RELATIONSHIP TO THE BORROWER IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, THE LOAN DOCUMENTS AND TRANSACTIONS RELATED THERETO.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.
MIDWESTONE FINANCIAL GROUP, INC.

By: ____________________________
Name: Barry S. Ray
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By: ____________________________
Name: William P. Doran
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]